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                                                                    EXHIBIT 23.3

                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Current Reports on Form 8-K/A dated December 9, 1997 and January 16, 1998, as amended effective March 4, 1998, of United States Filter Corporation of our report dated January 16, 1998, with respect to the financial statements of The Kinetics Group, Inc. included in the Current Report on Form 8-K/A dated February 6, 1998 of United States Filter Corporation, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG, LLP
                                                Ernst & Young, LLP

Walnut Creek, California
March 3, 1998